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                                                                     EXHIBIT 4.4

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                                 ANTHEM, INC.,

                                                       as Issuer

                                      TO

                                     [o],

                                                       as Trustee




                         First Supplemental Indenture



                             Dated as of ___, 2001





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          FIRST SUPPLEMENTAL INDENTURE, dated as of _____, 2001 (the "First
Supplemental Indenture"), between ANTHEM, INC., a corporation duly organized and existing under the laws of the State of Indiana, (the "Company"), and [o], [a o banking corporation], as trustee (the "Trustee").

          WHEREAS, the Company executed and delivered the indenture, dated as of _____, 2001 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's subordinated debentures (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

          WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its ___% Subordinated Debentures due 2006 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture"); and

          WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and satisfy all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

          NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1.   Definition of Terms.

          Unless otherwise provided herein or unless the context otherwise requires:

               (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

               (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

               (c)  the singular includes the plural and vice versa;

               (d) headings are for convenience of reference only and do not affect interpretation;
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               (e)  the following terms have the meanings given to them in the
Purchase Contract Agreement (as defined below): Failed Remarketing; Last Failed Remarketing; Normal Units; Purchase Contract Agent; Remarketing Agreement; Remarketing Date; Remarketing Value; Separate Debentures; Subsequent Remarketing Date; and Underwriting Agreement.

               (f)  the following terms have the meanings given to them in this
Section 1.1(f):

          "Interest Rate" shall have the meaning set forth in Section 2.5.

          "Over-Allotment Option" shall mean the option granted to the underwriters pursuant to the Underwriting Agreement to purchase up to an additional 600,000 Normal Units.

          "Purchase Contract Agreement" shall mean the Purchase Contract Agreement, dated as of ___, 2001, between the Company and [o], as purchase contract agent.

          "Reset Agent" means a nationally recognized investment banking firm chosen by the Company to determine the Reset Rate.

          "Reset Rate" means the lowest interest rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), as determined by the Reset Agent, that the Debentures shall bear in order for the Debentures to have a market value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of 100.5% of the Remarketing Value, assuming, for this purpose, even if not true, that all of the Debentures are held as components of Normal Units and will be remarketed; provided, however, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until (i) the Debentures are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement or (ii) if the Last Failed Remarketing shall have occurred, the principal of the Debentures is paid or made available for payment.

                                  ARTICLE II

                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.1.   Designation, Principal Amount and Authorized Denomination.

          There is hereby authorized a series of Securities designated the ___% Subordinated Debentures due 2006, limited in aggregate principal amount to $200,000,000 (or $230,000,000, if the Over-Allotment Option is exercised in full), which amount to be issued shall be as set forth in any Company Order for the authentication and delivery of Debentures pursuant to the Base Indenture. The Debentures shall be issuable in denominations of $50 and integral multiples thereof.

Section 2.2.   Maturity.

          The Stated Maturity Date of the Debentures will be ___, 2006.

                                       2
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Section 2.3.   Form and Payment.

     (a)  The Debentures, on original issuance, shall be issued in the form of
(i) one or more definitive, fully registered Debentures registered initially in the name of [o], as Purchase Contract Agent and (ii) one or more fully registered Global Debentures registered in the name of The Depository Trust Company ("DTC"), as Depository, or its nominee, and deposited with the Registrar, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Separate Debentures represented thereby (or such other accounts as they may direct).

     (b) The principal of and the interest on the Debentures shall be payable at the Office or Agency of the Company maintained for that purpose; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

Section 2.4.   Global Debentures.

     (a)  DTC shall serve as the initial Depository for the Global Debentures.

     (b) Unless and until it is exchanged for definitive Debentures in registered form in accordance with Section 2.11 of the Base Indenture, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

Section 2.5.   Interest and Interest Rate Reset.

     (a) Each Debenture will bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, initially at the rate of ___% per annum (the "Interest Rate") through and including ___, 2004, [Insert Remarketing Date] and thereafter at the Reset Rate determined in accordance with Section 2.5(b) and notified to the Trustee by the Company, in each case payable (subject to the provisions of Section 2.5(c)) quarterly in arrears on ___, ___, ___ and ___ of each year (each, an "Interest Payment Date"), commencing ___, 2002, until the principal thereof is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate through and including ___, 2004 [Insert Remarketing Date] and at the Reset Rate thereafter, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

     (b) The interest rate on the Debentures will be reset on the Remarketing Date or any Subsequent Remarketing Date, as the case may be, to the Reset Rate determined by the Reset Agent (which Reset Rate will become effective from and after ___, 2004 [Insert Remarketing date + 1 day]); provided, however, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until (i) the Debentures are successfully remarketed pursuant to the Purchase Contract Agreement and the

Remarketing Agreement or (ii) if the Last Failed Remarketing shall have occurred, the principal of the Debentures is paid or made available for payment.

     (c) So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not extending, in the aggregate, beyond the Stated Maturity Date (the "Deferral Period"), during which Deferral Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 2.5(c), will bear interest thereon at the Interest Rate through and including ___, 2004 [Insert Remarketing Date], and, subject to paragraph (b) above, at the Reset Rate thereafter, compounded quarterly for each quarter of the Deferral Period ("Compounded Interest"). At the end of the Deferral Period, the Company shall pay all interest accrued and unpaid on the Debentures and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Register on the first record date after the end of the Deferral Period. Prior to the termination of any Deferral Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not extend beyond the Stated Maturity Date. Upon the termination of any Deferral Period and the payment of all Deferred Interest then due, the Company may commence a new Deferral Period, subject to the foregoing requirements. No interest shall be due and payable during a Deferral Period, except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of a Deferral Period. The Company shall give the Trustee written notice of the Company's election to begin a Deferral Period for the Debentures and any shortening or extension thereof at least five Business Days prior to the earlier of (i) the date the interest on such Debentures is payable or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Debentures of the record date or the date such interest is payable, but in any event not less than five Business Days prior to such record date. The Company shall give or cause the Trustee to give notice at the expense of the Company (a form of which shall be provided by the Company to the Trustee) of the Company's election to begin a Deferral Period to the Holders by first class mail, postage prepaid.

     (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (e)  The Debentures do not have the benefit of any sinking fund obligation.

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                                  ARTICLE III

                               FORM OF DEBENTURE

Section 3.1.   Form of Debenture.

          The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

          [IF THE DEBENTURE IS A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ___________________

CUSIP No. 03674BAA2                                  $_____________________

                                 ANTHEM, INC.
                    _____% SUBORDINATED DEBENTURE DUE 2006

          ANTHEM, INC., an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________, the principal sum of ______ dollars ($______________) on ________, 2006 (such date is hereinafter referred to as the "Stated Maturity Date"), and to pay interest on said principal sum from ____________, 2001, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears (subject to deferral as set forth herein) on _________, _________, _________, and _________ of each year, commencing _________, 2002, initially at the rate of ___% per annum (the "Interest Rate") through and including _________, 2004 [Insert Remarketing Date], and at the Reset Rate thereafter, until the principal hereof is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate through and including ___, 2004 [Insert Remarketing Date] and at the Reset Rate thereafter, from the dates such amounts are due until they are paid or

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made available for payment, and such interest shall be payable on demand; and
provided, further, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until (i) the Debentures are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement or (ii) if the Last Failed Remarketing shall have occurred, the principal of the Debentures is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the regular record date for such interest installment, which as long as any Debentures are represented by a Global Debenture shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, if pursuant to the terms of the Indenture the Debentures are no longer represented by a Global Debenture, the Company may select such regular record date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the Office or Agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

          So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time, during the term of this Debenture, to defer payments of interest by extending the interest payment period of such Debenture for a period not extending, in the aggregate, beyond the Stated Maturity Date (the "Deferral Period"), during which Deferral Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to the provisions of this Debenture, will bear interest thereon at the rate of ___% through and including ________, 2004 [Insert Remarketing Date], and at the Reset Rate thereafter, compounded quarterly for each quarter of the Deferral Period ("Compounded Interest"). At the end of the Deferral Period, the Company shall pay all interest accrued and unpaid on this Debenture and Compounded Interest (together, "Deferred Interest") that shall be payable

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to the Holders of this Debenture in whose names this Debenture are registered in the Register on the first record date after the end of the Deferral Period.
Prior to the termination of any Deferral Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not extend beyond the Stated Maturity Date.
Upon the termination of any Deferral Period and the payment of all Deferred Interest then due, the Company may commence a new Deferral Period, subject to the foregoing requirements. No interest shall be due and payable during any Deferral Period, except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of a Deferral Period. The Company shall give the Trustee written notice of the Company's election to begin a Deferral Period for this Debenture and any shortening or extension thereof at least five Business Days prior to the earlier of (i) the date the interest on such Debenture is payable or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Debentures of the record date or the date such interest is payable, but in any event not less than five Business Days prior to such record date. The
Company shall give or cause the Trustee to give notice at the Company's expense (a form of which shall be provided by the Company to the Trustee) of the Company's election to begin a Deferral Period to the Holders by first class mail, postage prepaid.

         The indebtedness evidenced by this Debenture is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Debenture is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



                                             ANTHEM, INC.


                                             By: _________________________
                                                 Name:
                                                 Title:


Attest:


____________________





                         CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

                                             __________________,
                                             as Trustee


                                             By: _________________________
                                                 Authorized Signatory

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                        (FORM OF REVERSE OF DEBENTURE)

         This Debenture is one of a duly authorized series of the subordinated debentures of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture hereinafter referred to, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ______, 2001 (the "Base Indenture"), duly executed and delivered between the Company and [o], as Trustee (the "Trustee") (such Base Indenture as supplemented by the First Supplemental Indenture, dated ______, 2001, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         The Debentures do not have the benefit of any sinking fund obligation.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive a Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or a Default in respect of a provision that under Section 6.4 of the Base Indenture cannot be amended without the consent of each holder affected thereby. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

         The Debentures of this series are issuable only in registered form without coupons, in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         [If Debenture is a Global Debenture, insert - This Debenture is a Global Debenture and is subject to the provisions of the Indenture relating to Global Debentures, including the limitations in Section 2.11 of the Base Indenture on transfers and exchanges of Global Debentures.]

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:


____________________________________________________


____________________________________________________


____________________________________________________

       (Insert assignee's social security or tax identification number)


____________________________________________________


____________________________________________________


____________________________________________________

                   (Insert address and zip code of assignee)

agent to transfer this Debenture on the Register. The agent may substitute another to act for him or her.


Dated:                                      Signature:

                                            Signature Guarantee:

    (Sign exactly as your name appears on the other side of this Debenture)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  ARTICLE IV

                         ORIGINAL ISSUE OF DEBENTURES

Section 4.1.   Original Issue of Debentures.

         Debentures in the aggregate principal amount of $200,000,000 (or up to $230,000,000, if the Over-Allotment Option is exercised) may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures in accordance with a Company Order. The Issue Date of the Debentures shall be ______, 2001.

                                   ARTICLE V

                                 MISCELLANEOUS

Section 5.1.   Ratification of Base Indenture.

         The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 5.2.   Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Section 5.3.   Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                            ANTHEM, INC.,
                                              as Issuer

                                            By: ___________________________
                                                Name:
                                                Title:


Attest:

_____________________




                                            _________________,
                                              as Trustee

                                            By: ___________________________
                                                Name:
                                                Title:


Attest:

_____________________

STATE OF                   )
                           )  ss.:
COUNTY OF                  )


                  On the .... day of ..........., 2001, before me personally came ..........................., to me known, who, being by me duly sworn, did depose and say that he is .................... of Anthem, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                             ...................................

STATE OF                   )
                           )  ss.:
COUNTY OF                  )


                  On the .... day of ..........., 2001, before me personally came ..........................., to me known, who, being by me duly sworn, did depose and say that he is .................... of ...................., one of
the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



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